                                                                  Exhibit 99.5


              [Letterhead of Minden Building and Loan Association]




Date

Dear Member:

         As a qualified voting member of Minden Building and Loan Association ("Minden Building and Loan"), if you continue to be a depositor on [date], you have the right to vote upon Minden Building and Loan's proposed Plan of Reorganization and also generally have the right to subscribe for shares of common stock of Minden Bancorp, Inc., the proposed holding company for Minden Building and Loan.

         We urge you to read the enclosed Proxy Statement and Prospectus and execute and return the enclosed Revocable Proxy in the postage-paid envelope in order for your vote to be counted. The Board of Directors encourages you to vote "For" the Plan of Reorganization. If you have any questions, please call Minden Building and Loan's Stock Information Center at [phone number]

Sincerely,



A. David Evans
President and CEO

Enclosures











THE SHARES OF COMMON STOCK OF MINDEN BANCORP, INC. OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE STOCK OF MINDEN BANCORP. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF THE STOCK OF MINDEN BANCORP IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER OR SALE WOULD BE UNLAWFUL.

              [Letterhead of Minden Building and Loan Association]




Date

Dear Member:

         As a qualified voting member of Minden Building and Loan Association ("Minden Building and Loan"), you have the right to vote upon Minden Building and Loan's proposed Plan of Reorganization if you continue to be a depositor on [date].

         We urge you to read the enclosed Proxy Statement and Prospectus and execute and return the enclosed Revocable Proxy in the postage-paid envelope in order for your vote to be counted. The Board of Directors encourages you to vote "For" the Plan of Reorganization. Voting will not obligate you to purchase stock in the Reorganization. If you have any questions, please call Minden Building and Loan's Stock Information Center at [phone number].

Sincerely,



A. David Evans
President and CEO

Enclosures














THE SHARES OF COMMON STOCK OF MINDEN BANCORP, INC. OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE STOCK OF MINDEN BANCORP. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF THE STOCK OF MINDEN BANCORP IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER OR SALE WOULD BE UNLAWFUL.

              [Letterhead of Minden Building and Loan Association]




Date

Dear Interested Investor:

         Minden Building and Loan Association ("Minden Building and Loan") of Minden, Louisiana, is pleased to announce that we have received regulatory approval for a reorganization from a Louisiana-chartered mutual building and loan association into the mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by Minden Building and Loan's members, among other things. Under the Plan of Reorganization, Minden Building and Loan will issue all of its outstanding capital stock to Minden Bancorp, Inc. (the "Company"), the proposed holding company for Minden Building and Loan, and the Company will offer up to 569,250 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of Minden Building and Loan in that it allows customers, community members, directors and employees an opportunity to purchase shares of common stock of the Company.

         We want to assure you that the Reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Minden Building and Loan or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Minden Building and Loan. Let us also assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of Minden Building and Loan.

         Enclosed is a Prospectus describing the Company, Minden Building and Loan and the Reorganization. Please review it carefully before you make an investment decision. If you decide to purchase shares of the Company's common stock, please return to Minden Building and Loan a properly completed Stock Order Form together with full payment for the subscribed shares so that it is received at Minden Building and Loan's office not later than 12:00 noon, Central Time on [DATE]. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at [phone number].

Sincerely,


A. David Evans
President and CEO

Enclosures


THE SHARES OF COMMON STOCK OF MINDEN BANCORP, INC. OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE STOCK OF MINDEN BANCORP. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF THE STOCK OF MINDEN BANCORP IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER OR SALE WOULD BE UNLAWFUL.

                              [Trident Letterhead]




Date

To Members and Friends of Minden Building and Loan Association:

         At the request of Minden Bancorp, Inc. (the "Company") and Minden Building and Loan Association ("Minden Building and Loan"), we have enclosed a Prospectus and a Stock Order Form for your use should you decide to subscribe for shares of common stock of the Company being issued in connection with the reorganization of Minden Building and Loan from a Louisiana-chartered mutual building and loan association into the mutual holding company form of ownership.

         If you decide to exercise your subscription rights to purchase shares of the Company's common stock, you must return a properly completed Stock Order Form together with full payment for the subscribed shares (or appropriate instructions authorizing withdrawal in such amount from your authorized deposit account(s) at Minden Building and Loan) so that it is received at Minden Building and Loan's office no later than 12:00 Noon, Central Time, on [date].

         The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. Should you have any questions you may contact the Stock Information Center at [phone number].

Sincerely,


TRIDENT SECURITIES












THE SHARES OF COMMON STOCK OF MINDEN BANCORP, INC. OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE STOCK OF MINDEN BANCORP. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF THE STOCK OF MINDEN BANCORP IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER OR SALE WOULD BE UNLAWFUL.

                      [Minden Building and Loan Letterhead]


Date

Dear Friend:

         Minden Building and Loan Association ("Minden Building and Loan") is pleased to announce that we have received regulatory approval to reorganize from a Louisiana-chartered mutual building and loan association into a mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by Minden Building and Loan's members, among other things. Under the Plan of Reorganization, Minden Building and Loan will issue all of its outstanding capital stock to Minden Bancorp, Inc. (the "Company"), the proposed holding company for Minden Building and Loan, and the Company will offer up to 569,250 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of Minden Building and Loan in that it allows customers, directors and employees an opportunity to subscribe for shares of common stock of the Company.

         We want to assure you that the Reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Minden Building and Loan or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Minden Building and Loan. Let us also assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of Minden Building and Loan.

         Under the Plan of Reorganization, you are entitled to subscribe for shares of common stock of the Company in the subscription offering. Orders submitted by you and others in the subscription offering are contingent upon members' approval of the Plan of Reorganization at a special meeting of members to be held on [date], and upon receipt of all required regulatory approvals.

         If you decide to exercise your subscription rights to purchase shares, you must return a properly completed Stock Order Form together with full payment for the subscribed shares so that it is received at Minden Building and Loan's office not later than 12:00 Noon, Central Time on [date].

         Enclosed is a Prospectus that describes the Company, Minden Building and Loan and the Reorganization. Please review the Prospectus carefully before you purchase shares of common stock of the Company. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at [date].

Sincerely,


A. David Evans
President and CEO

Enclosures


THE SHARES OF COMMON STOCK OF MINDEN BANCORP, INC. OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE STOCK OF MINDEN BANCORP. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF THE STOCK OF MINDEN BANCORP IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER OR SALE WOULD BE UNLAWFUL.

                      [Minden Building and Loan Letterhead]


Date

Dear Valued Member:

         Minden Building and Loan Association ("Minden Building and Loan") is pleased to announce that we have received regulatory approval to reorganize from a Louisiana-chartered mutual building and loan association into a mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by Minden Building and Loan's members, among other things. Under the Plan of Reorganization, Minden Building and Loan will issue all of its outstanding capital stock to Minden Bancorp, Inc. (the "Company"), the proposed holding company for Minden Building and Loan, and the Company will offer up to 569,250 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of Minden Building and Loan in that it allows customers, directors and employees an opportunity to subscribe for shares of common stock of the Company.

         We want to assure you that the Reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Minden Building and Loan or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Minden Building and Loan. Let us also assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of Minden Building and Loan.

         A special meeting of the members of Minden Building and Loan will be held on ________ __, 2002 at ____a.m., Central Time, at [location] to consider and vote upon the Plan of Reorganization. Enclosed is a Proxy Statement, Prospectus and Revocable Proxy card. After reviewing this information, please cast your vote executing and returning the Revocable Proxy card in the postage-paid envelope. The Board of Directors of Minden Building and Loan encourages you to vote "FOR" the Plan of Reorganization. A vote in favor of the Plan of Reorganization does not obligate you to purchase shares of common stock of the Company. If you do not plan to attend the special meeting, please sign and return your Revocable Proxy card promptly. Your vote is important to us.

         As one of our valued members, you have the opportunity to invest in the future of Minden Building and Loan by purchasing common shares of Minden Bancorp, Inc. during the subscription offering, without paying a sales commission. If you decide to exercise your subscription rights to purchase shares of common stock of the Company, you must return a properly completed Stock Order Form together with full payment for the subscribed shares so that it is received at Minden Building and Loan's office not later than 12:00 Noon, Central Time on [date].

         The enclosed Prospectus and Proxy Statement describes the Company, Minden Building and Loan Association and the Reorganization. Please review these materials carefully before you purchase shares of common stock of the Company. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at [phone number].

         We look forward to continuing to provide quality financial services to you in the future.

Sincerely,


A. David Evans
President and CEO

Enclosures


THE SHARES OF COMMON STOCK OF MINDEN BANCORP, INC. OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE STOCK OF MINDEN BANCORP. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THERE SHALL BE NO SALE OF THE STOCK OF MINDEN BANCORP IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER OR SALE WOULD BE UNLAWFUL.

================================================================================


                        The directors, officers and staff

                                       of

                      MINDEN BUILDING AND LOAN ASSOCIATION


                         cordially invite you to attend
                         a brief presentation regarding
                               our stock offering


                          Please join us at [LOCATION]
                                on June __, 2002
                                   at __ a.m.



This is neither an offer to sell nor a solicitation of an offer to buy stock of Minden Bancorp, Inc. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Minden Bancorp, Inc. stock would be unlawful. The shares of Minden Bancorp common stock are not deposits or savings accounts and are not insured by the FDIC or any other governmental agency.




================================================================================